Exhibit 99.1

Datadog Announces Third Quarter 2024 Financial Results

November 7, 2024

Third quarter revenue grew 26% year-over-year to $690 million
Robust growth of larger customers, with about 3,490 $100k+ ARR customers, up from about 3,130 a year ago
Announced general availability of Datadog Monitoring for Oracle Cloud Infrastructure
NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its third quarter ended September 30, 2024.
"Datadog executed well in the third quarter, with 26% year-over-year revenue growth. We continued to broaden our platform to help our customers observe, secure, and act on their mission-critical cloud applications," said Olivier Pomel, co-founder and CEO of Datadog.
Pomel added, "We are pleased to have been named a Leader in the 2024 Gartner Magic Quadrant for Observability Platforms and the 2024 Gartner Magic Quadrant for Digital Experience Monitoring."
Third Quarter 2024 Financial Highlights:
•Revenue was $690 million, an increase of 26% year-over-year.
•GAAP operating income was $20 million; GAAP operating margin was 3%.
•Non-GAAP operating income was $173 million; non-GAAP operating margin was 25%.
•GAAP net income per diluted share was $0.14; non-GAAP net income per diluted share was $0.46.
•Operating cash flow was $229 million, with free cash flow of $204 million.
•Cash, cash equivalents, and marketable securities were $3.2 billion as of September 30, 2024.
Third Quarter & Recent Business Highlights:
•As of September 30, 2024, we had about 3,490 customers with ARR of $100,000 or more, an increase of 12% from about 3,130 as of September 30, 2023.
•Named a Leader in the 2024 Gartner Magic Quadrant for Digital Experience Monitoring. Datadog's DEM solution includes Synthetic Monitoring and Testing, Real User Monitoring (RUM), Product Analytics, Session Replay, and Error Tracking capabilities for browser and mobile applications.

•Released its State of Cloud Security 2024 report. The report found that long-lived credentials continue to be a major risk for organizations across all cloud providers.
•Announced the General Availability of Datadog Monitoring for Oracle Cloud Infrastructure, which provides visibility into Oracle Cloud Infrastructure, on-premises and other cloud environments.
•Named a Leader in the 2024 Gartner Magic Quadrant for Observability Platforms. This is the fourth year in a row Gartner has positioned Datadog as a Leader in its Magic Quadrant.

Fourth Quarter and Full Year 2024 Outlook:
Based on information as of today, November 7, 2024, Datadog is providing the following guidance:
•Fourth Quarter 2024 Outlook:
◦Revenue between $709 million and $713 million.
◦Non-GAAP operating income between $163 million and $167 million.
◦Non-GAAP net income per share between $0.42 and $0.44, assuming approximately 361 million weighted average diluted shares outstanding.
•Full Year 2024 Outlook:
◦Revenue between $2.656 billion and $2.660 billion.
◦Non-GAAP operating income between $658 million and $662 million.
◦Non-GAAP net income per share between $1.75 and $1.77, assuming approximately 359 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the third quarter of 2024 and outlook for the fourth quarter and the full year 2024
•When: November 7, 2024 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, user experience monitoring, cloud security and many other capabilities to provide unified, real-time observability and security for our customers' entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior, and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to sales and marketing, research and development expenses, net interest and other income, cash taxes, investments and capital expenditures, and Datadog’s future financial performance, including its outlook for the fourth quarter and the full year 2024 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our dependence on existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 24, 2024. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, free cash flow and free cash flow margin. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) amortization of issuance costs; and (5) an assumed provision for income taxes based on our long-term projected tax rate. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog's geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In June 2020, Datadog issued $747.5 million of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.

Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$690,016	$547,536	$1,946,548	$1,538,710
Cost of revenue (1)(2)(3)	137,756	103,319	371,353	305,079
Gross profit	552,260	444,217	1,575,195	1,233,631
Operating expenses:
Research and development (1)(3)	291,802	240,225	836,389	709,197
Sales and marketing (1)(2)(3)	187,772	156,870	548,658	449,296
General and administrative (1)(3)	52,408	51,352	145,256	136,344
Total operating expenses	531,982	448,447	1,530,303	1,294,837
Operating income (loss)	20,278	(4,230)	44,892	(61,206)
Other income:
Interest expense (4)	(1,574)	(1,303)	(4,425)	(5,010)
Interest income and other income, net	37,432	29,833	109,647	69,184
Other income, net	35,858	28,530	105,222	64,174
Income before provision for income taxes	56,136	24,300	150,114	2,968
Provision for income taxes	4,439	1,670	11,962	8,393
Net income (loss)	$51,697	$22,630	$138,152	$(5,425)
Net income (loss) per share - basic	$0.15	$0.07	$0.41	$(0.02)
Net income (loss) per share - diluted	$0.14	$0.06	$0.39	$(0.02)
Weighted average shares used in calculating net income (loss) per share:
Basic	337,562	325,557	334,779	322,395
Diluted	357,635	351,309	357,331	322,395

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$6,249	$4,570	$18,169	$12,452
Research and development	90,507	79,174	266,025	229,607
Sales and marketing	30,749	26,159	88,481	75,057
General and administrative	14,685	13,211	39,200	37,063
Total	$142,190	$123,114	$411,875	$354,179

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,230	$1,974	$4,538	$6,054
Sales and marketing	208	208	618	617
Total	$1,438	$2,182	$5,156	$6,671

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$118	$107	$378	$276
Research and development	6,316	5,260	23,724	15,213
Sales and marketing	1,060	2,980	3,821	5,008
General and administrative	1,621	1,342	5,199	3,450
Total	$9,115	$9,689	$33,122	$23,947

(4) Includes amortization of issuance costs as follows:
Interest expense	$912	$848	$2,672	$2,539
Total	$912	$848	$2,672	$2,539

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$337,418	$330,339
Marketable securities	2,861,536	2,252,559
Accounts receivable, net of allowance for credit losses of $14,310 and $12,096 as of September 30, 2024 and December 31, 2023, respectively	487,064	509,279
Deferred contract costs, current	52,225	44,938
Prepaid expenses and other current assets	51,191	41,022
Total current assets	3,789,434	3,178,137
Property and equipment, net	215,810	171,872
Operating lease assets	168,610	126,562
Goodwill	352,870	352,694
Intangible assets, net	4,424	9,617
Deferred contract costs, non-current	79,996	73,728
Other assets	20,327	23,462
TOTAL ASSETS	$4,631,471	$3,936,072
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$92,005	$87,712
Accrued expenses and other current liabilities	120,234	127,631
Operating lease liabilities, current	27,342	21,974
Convertible senior notes, net, current	744,858	—
Deferred revenue, current	795,824	765,735
Total current liabilities	1,780,263	1,003,052
Operating lease liabilities, non-current	197,044	138,128
Convertible senior notes, net, non-current	—	742,235
Deferred revenue, non-current	18,404	21,210
Other liabilities	6,615	6,093
Total liabilities	2,002,326	1,910,718
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	2,632,085	2,181,267
Accumulated other comprehensive income (loss)	12,603	(2,218)
Accumulated deficit	(15,546)	(153,698)
Total stockholders’ equity	2,629,145	2,025,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,631,471	$3,936,072

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$51,697	$22,630	$138,152	$(5,425)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,892	11,609	39,227	32,434
(Accretion) amortization of (discounts) premiums on marketable securities	(12,844)	(12,965)	(39,539)	(26,256)
Amortization of issuance costs	912	848	2,672	2,539
Amortization of deferred contract costs	13,474	10,227	37,768	28,223
Stock-based compensation, net of amounts capitalized	142,190	123,114	411,875	354,179
Non-cash lease expense	6,670	7,136	20,261	19,332
Allowance for credit losses on accounts receivable	3,800	2,786	10,374	9,097
Loss on disposal of property and equipment	9	(2)	352	419
Changes in operating assets and liabilities:
Accounts receivable, net	42,428	(70,333)	11,842	(10,194)
Deferred contract costs	(19,153)	(14,994)	(51,323)	(42,612)
Prepaid expenses and other current assets	(1,630)	6,509	(10,073)	(10,314)
Other assets	1,465	(998)	3,636	1,243
Accounts payable	(22,994)	32,371	8,576	57,268
Accrued expenses and other liabilities	10,147	(24,153)	(5,709)	(68,242)
Deferred revenue	(1,382)	58,998	27,284	98,037
Net cash provided by operating activities	228,681	152,783	605,375	439,728
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(905,632)	(621,523)	(2,145,933)	(2,011,857)
Maturities of marketable securities	624,402	449,658	1,590,387	1,467,975
Proceeds from sale of marketable securities	(40)	(240)	(32)	36,393
Purchases of property and equipment	(8,385)	(6,113)	(26,958)	(17,191)
Capitalized software development costs	(16,692)	(8,481)	(44,286)	(26,279)
Cash paid for acquisition of businesses; net of cash acquired	(210)	(4,344)	(654)	(6,369)
Net cash used in investing activities	(306,557)	(191,043)	(627,476)	(557,328)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,257	9,870	5,201	17,404
Proceeds for issuance of common stock under the employee stock purchase plan	—	—	22,507	19,986
Repayments of convertible senior notes	(24)	—	(49)	—
Net cash provided by financing activities	1,233	9,870	27,659	37,390

Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,098	(1,605)	1,521	(769)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(73,545)	(29,995)	7,079	(80,979)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	410,963	291,304	330,339	342,288
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$337,418	$261,309	$337,418	$261,309

RECONCILIATION OF CASH AND CASH EQUIVALENTS WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$337,418	$261,309	$337,418	$261,309
Total cash and cash equivalents	$337,418	$261,309	$337,418	$261,309

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$552,260	$444,217	$1,575,195	$1,233,631
Plus: Stock-based compensation expense	6,249	4,570	18,169	12,452
Plus: Amortization of acquired intangibles	1,230	1,974	4,538	6,054
Plus: Employer payroll taxes on employee stock transactions	118	107	378	276
Non-GAAP gross profit	$559,857	$450,868	$1,598,280	$1,252,413
GAAP gross margin	80%	81%	81%	80%
Non-GAAP gross margin	81%	82%	82%	81%

Reconciliation of operating expenses
GAAP research and development	$291,802	$240,225	$836,389	$709,197
Less: Stock-based compensation expense	(90,507)	(79,174)	(266,025)	(229,607)
Less: Employer payroll taxes on employee stock transactions	(6,316)	(5,260)	(23,724)	(15,213)
Non-GAAP research and development	$194,979	$155,791	$546,640	$464,377

GAAP sales and marketing	$187,772	$156,870	$548,658	$449,296
Less: Stock-based compensation expense	(30,749)	(26,159)	(88,481)	(75,057)
Less: Amortization of acquired intangibles	(208)	(208)	(618)	(617)
Less: Employer payroll taxes on employee stock transactions	(1,060)	(2,980)	(3,821)	(5,008)
Non-GAAP sales and marketing	$155,755	$127,523	$455,738	$368,614

GAAP general and administrative	$52,408	$51,352	$145,256	$136,344
Less: Stock-based compensation expense	(14,685)	(13,211)	(39,200)	(37,063)
Less: Employer payroll taxes on employee stock transactions	(1,621)	(1,342)	(5,199)	(3,450)
Non-GAAP general and administrative	$36,102	$36,799	$100,857	$95,831

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$20,278	$(4,230)	$44,892	$(61,206)
Plus: Stock-based compensation expense	142,190	123,114	411,875	354,179
Plus: Amortization of acquired intangibles	1,438	2,182	5,156	6,671
Plus: Employer payroll taxes on employee stock transactions	9,115	9,689	33,122	23,947
Non-GAAP operating income	$173,021	$130,755	$495,045	$323,591
GAAP operating margin	3%	(1)%	2%	(4)%
Non-GAAP operating margin	25%	24%	25%	21%

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of net income (loss)
GAAP net income (loss)	$51,697	$22,630	$138,152	$(5,425)
Plus: Stock-based compensation expense	142,190	123,114	411,875	354,179
Plus: Amortization of acquired intangibles	1,438	2,182	5,156	6,671
Plus: Employer payroll taxes on employee stock transactions	9,115	9,689	33,122	23,947
Plus: Amortization of issuance costs	912	848	2,672	2,539
Non-GAAP net income before non-GAAP tax adjustments	$205,352	$158,463	$590,977	$381,911
Income tax effects and adjustments (1)	39,617	31,958	114,655	73,571
Non-GAAP net income after non-GAAP tax adjustments	$165,735	$126,505	$476,322	$308,340
Net income per share before non-GAAP tax adjustments - basic	$0.61	$0.49	$1.77	$1.18
Net income per share before non-GAAP tax adjustments - diluted	$0.57	$0.45	$1.65	$1.09

Net income per share after non-GAAP tax adjustments - basic	$0.49	$0.39	$1.42	$0.96
Net income per share after non-GAAP tax adjustments - diluted	$0.46	$0.36	$1.33	$0.88

Shares used in non-GAAP net income per share calculations:
Basic	337,562	325,557	334,779	322,395
Diluted	357,635	351,309	357,331	348,846

1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$228,681	$152,783	$605,375	$439,728
Less: Purchases of property and equipment	(8,385)	(6,113)	(26,958)	(17,191)
Less: Capitalized software development costs	(16,692)	(8,481)	(44,286)	(26,279)
Free cash flow	$203,604	$138,189	$534,131	$396,258
Free cash flow margin	30%	25%	27%	26%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.